July 22, 2010


Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by One (1) American
Depositary Receipts
representing One (1) Ordinary
Share of
      Blue Square Israel Ltd.  (Form F-6
File No. 333-5158)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name and to Alon Holdings Blue Square Israel
Ltd.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name for Blue Square
Israel Ltd.

The Prospectus has been revised to reflect the new name, and has been overstampted with:

 Effective July 16, 2010 the Companys Name
Changed to Alon Holdings Blue Square Israel
Ltd.



Please contact me with any questions or
comments at 212 815-8223


Agness Moskovits
The Bank of New York Mellon ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)









101 Barclay Street, New York NY 10286